CONSENT OF INDEPENDENT ACCOUNTANTS



We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No. 333-03224 and No. 333-45415) and Form S-8 (No. 33-49017 and No. 33-98210) of AXA Financial, Inc. of our reports dated February 5, 2001, except as to Note 24, which is as of March 16, 2001, relating to the financial statements and financial statement schedules, which appear on pages F-1 and F-47, respectively, of AXA Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



/s/PricewaterhouseCoopers LLP

New York, New York
March 30, 2001